UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2023

DSWISS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-208083	47-4215595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 18-11, 18-12 & 18-01, Tower A, Vertical Business Suite,

Avenue 3, Bangsar South, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

(Address of principal executive offices & zip code)

(+60) 327704032

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of DSwiss Biotech Sdn Bhd

On March 17, 2016, DSwiss (HK) Limited (“DSHK”) invested in DSwiss Biotech Sdn Bhd (“DSBT”), a Company incorporated in Malaysia, and owned 40% of equity interest.

On January 18, 2023, DSwiss (HK) Limited acquired 150,000 shares (remaining 60% of total number of shares) of DSwiss Biotech Sdn Bhd from a shareholder, Jervey Choon, pursuant to which DSHK acquired 100% of DSBT. As consideration thereof, DSHK agreed to make the proceeds payment of USD 0.23 to the shareholder.

DSwiss Biotech Sdn Bhd primarily operates in Malaysia by supplying biotech products to their clients as set forth below:

Name	Business Description
DSwiss Biotech Sdn Bhd (Malaysia)	Supply biotech products with in-house research and development. The company mainly focus on Malaysia clients.

An organizational chart of DSwiss, Inc. is set forth below:

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated as of January 18, 2023, between DSwiss (HK) Limited and Jervey Choon
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DSWISS, INC.
(Name of Registrant)

Date: January 20, 2023

	By:	/s/ LEONG MING CHIA
	Name:	Leong Ming Chia
	Title:	President, Chief Executive Officer,
Chief Financial Officer, Treasurer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer)